WSFS FINANCIAL CORPORATION
                        AMENDED AND RESTATED - APRIL 2003
                             1997 STOCK OPTION PLAN

     1. Purpose of the Plan.

         The purpose of this Plan is to advance the interests of the Company through providing select key Associates and Directors of the Bank, the Company, and their Affiliates with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentives to Directors and key Associates of the Company or any Affiliate to promote the success of the business.

     2. Definitions.

         As used herein, the following definitions shall apply:

                                    (a)  "Account"   shall  mean  a  bookkeeping
                           account maintained by the Company in the name of a Participant who has received an Award of Phantom Stock.

                                    (b)  "Affiliate"   shall  mean  any  "parent
                           corporation" or "subsidiary corporation" of the Company, as such terms are defined in Sections 424(e) and (f), respectively, of the Code.

                                    (c)   "Agreement"   shall   mean  a  written
                           agreement entered into in accordance with Paragraph 5(c).

                                    (d)   "Associate"   shall  mean  any  person
                           employed by the Company, the Bank or an Affiliate.

                                    (e)  "Awards"   shall  mean,   collectively,
                           Options, SARs, and Phantom Stock unless the context clearly indicates a different meaning.

                                    (f)  "Bank"  shall mean  Wilmington  Savings
                           Fund Society, Federal Savings Bank.

                                    (g)   "Board"   shall   mean  the  Board  of
                           Directors of the Company.

                                    (h) "Change in  Control"  shall mean any one
                           of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of the voting stock of the Bank or the Company; (ii) the acquisition of the ability to control the election of a majority of the Bank's or the

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                           Company's  directors;  (iii)  the  acquisition  of  a
                           controlling influence over the management or policies of the Bank or of the Company by any person or by persons acting as a "group" (within the meaning of
                           Section  13(d)  of  the  Securities  Exchange  Act of
                           1934); or (iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Bank or of the Company (the "Existing Board") cease for any reason to constitute
                           at  least  two-thirds  thereof,   provided  that  any
                           individual whose election or nomination for election as a member of the Existing Board was approved by a
                           vote  of  at  least   two-thirds  of  the  Continuing
                           Directors then in office shall be considered a Continuing Director. Notwithstanding the foregoing, the Company's ownership of the Bank shall not of itself constitute a Change in Control for purposes of the Agreement. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint
                           venture,   pool,   syndicate,   sole  proprietorship,
                           unincorporated organization or any other form of entity not specifically listed herein.

                                    (i) "Code" shall mean the  Internal  Revenue
                           Code of 1986, as amended.

                                    (j)   "Committee"   shall  mean  either  the
                           Personnel and Compensation Committee appointed by the Board in accordance with Paragraph 5(a) hereof, or the Board itself (which may act, at any time and from time to time, in lieu of the Personnel and Compensation Committee).

                                    (k)  "Common  Stock"  shall  mean the common
                           stock, $.01 par value, of the Company.

                                    (l)  "Company"  shall  mean  WSFS  Financial
                           Corporation or any successor thereto.

                                    (m)  "Continuous  Service"  shall  mean  the
                           absence of any interruption or termination of service as an Associate or Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company, in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor, or in the case of a Director's performance of services in an emeritus or advisory capacity.

                                    (n) "Director"  shall mean any member of the
                           Board, and any member of the board of directors of any Affiliate that the Board has, by resolution, designated as being eligible for participation in this Plan.

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                                    (o)  "Disability"  shall mean a physical  or
                           mental condition which, in the sole and absolute discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Company or an Affiliate.

                                    (p)  "Effective  Date"  shall  mean the date
                           specified in Paragraph 15 hereof.

                                    (q)  "Exercise  Price"  shall mean the price
                           per Optioned Share at which an Option or SAR may be exercised.

                                    (r) "ISO"  shall mean an option to  purchase
                           Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

                                    (s)  "Market  Value"  shall  mean  the  fair
                           market value of the Common Stock, as determined under Paragraph 7(b) hereof.

                                    (t)  "Non-Employee  Director" shall have the
                           meaning provided in Rule 16b-3.

                                    (u)  "Non-ISO"  means an option to  purchase
                           Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO.

                                    (v) "Option" means an ISO and/or a Non-ISO.

                                    (w)  "Optioned  Shares"  shall  mean  Shares
                           subject to an Award granted pursuant to this Plan.

                                    (x) "Participant"  shall mean any person who
                           receives an Award pursuant to the Plan.

                                    (y)  "Phantom  Stock"  shall  mean an  Award
                           pursuant to Paragraph 10 hereof.

                                    (z)  "Plan"  shall  mean the WSFS  Financial
                           Corporation 1997 Stock Option Plan.

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                                    (aa) "Rule  16b-3"  shall mean Rule 16b-3 of
                           the   General   Rules  and   Regulations   under  the
                           Securities Exchange Act of 1934, as amended.

                                    (bb) "Share"  shall mean one share of Common
                           Stock.

                                    (cc) "SAR" (or "Stock  Appreciation  Right")
                           means a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of Common Stock.

                                    (dd)  "Year of  Service"  shall  mean a full
                           twelve-month period, measured from the date of an Award and each annual anniversary of that date, during which a Participant has not terminated Continuous Service for any reason.

     3. Term of the Plan and Awards.

                                    (a)  Term  of  the  Plan.   The  Plan  shall
                           continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 17 hereof. No Award shall be granted under the Plan after ten years from the Effective Date.

                                    (b) Term of  Awards.  The term of each Award
                           granted under the Plan shall be established by the Committee, but shall not exceed ten (10) years; provided, however, that in the case of an Associate who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

     4. Shares Subject to the Plan.

                                    (a)  General   Rule.   Except  as  otherwise
                           required under Paragraph 12 hereof, the aggregate number of Shares deliverable pursuant to Awards shall not exceed 1,615,000 Shares. Such Shares may either be authorized or unissued Shares, Shares held in treasury, or Shares held in a grantor trust created by the Company. If an Award should expire, become unexercisable, or be forfeited for any reason without having resulted in the issuance of Shares, the Shares subject to the Awards shall, unless the Plan has been terminated, become available for the grant of additional Awards under the Plan.

                                    (b)  Special  Rule for SARs.  The  number of
                           Shares with respect to which an SAR is granted, but not the number of Shares which the Company delivers or could deliver to an Associate or individual upon exercise of an SAR, shall be charged against the aggregate number of Shares

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                           remaining   available   under  the  Plan;   provided,
                           however, that in the case of an SAR granted in conjunction with an Option, under circumstances in which the exercise of the SAR results in termination of the Option and vice versa, only the number of Shares subject to the Option shall be charged against the aggregate number of Shares remaining available under the Plan. The Shares involved in an Option as to which option rights have terminated by reason of the exercise of a related SAR, as provided in Paragraph 9 hereof, shall not be available for the grant of further Options under the Plan.

     5. Administration of the Plan.

                                    (a)  Composition of the Committee.  The Plan
                           shall be administered by the Committee, which shall consist of not less than two (2) members of the Board who are Non-Employee Directors. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the Board.

                                    (b)  Powers  of  the  Committee.  Except  as
                           limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

                                    (c) Agreement. Each Award shall be evidenced
                           by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option or SAR, (ii) the number of Shares subject

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                           to the  Award,  and its  expiration  date,  (iii) the
                           manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award, and (iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award. The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

                                    (d) Effect of the Committee's Decisions. All
                           decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

                                    (e)  Indemnification.  In  addition  to such
                           other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

     6. Eligibility for Awards.

         (a) General Rule. The Committee may make Awards only to key Associates of the Company, the Bank or an Affiliate. Only the Board may make Award to Non-Employee Directors.

         (b) Special Rule for Phantom Stock. A Phantom Stock Award shall be null and void retroactive to its grant date if the recipient is an Associate who is not one of a "select group of management or highly compensated employees" within the meaning of the Employee Retirement Income Security Act as amended.

         (c) Limitation of Awards. In any one calendar year an Associate may not receive new awards of more than 50,000 shares of the Company in the form of options, SARs or Phantom Stock. In the event that the number of outstanding shares of stock of the company as of the date that this Amendment is approved by the Stockholders of the Company ever increases due to a stock split, stock dividend or other recapitalization, this 50,000 share annual limitation shall be increased in the same percentage as the percentage increase in the total outstanding stock of the Company as a result of such recapitalization. This Paragraph (c) shall control when the Boar is applying the provisions of Paragraph (d) of this Section 6.

         (d) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Associate during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Affiliate of the Company) shall not exceed $100,000.

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Notwithstanding the foregoing,  the Committee may grant Options in excess of the foregoing limitations, in which case Options granted in excess of such limitation shall be Non-ISOs.

     7. Exercise Price for Options.

                                    (a)  Limits  on  Committee  Discretion.  The
                           Exercise Price as to any particular Option shall not be less than 100% of the Market Value of the Optioned Shares on the date of grant. In the case of an Associate who owns Shares representing more than 10% of the Company's outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned shares at the time an ISO is granted.

                                    (b)  Standards  for   Determining   Exercise
                           Price. If the Common Stock is listed on a national securities exchange (including the Nasdaq National Market) on the date in question, then the Market Value per Share shall be the average of the highest and lowest selling price on such exchange on such date, or, if there were no sales on such date, then the Exercise Price shall be the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.


     8. Exercise of Options.

                                    (a) Generally.  The Committee  shall specify
                           in each Agreement the period of years over which the underlying Options shall become exercisable, provided that such vesting shall occur no more rapidly than with respect to twenty percent (20%) of the Optioned Shares upon the Participant's completion of each of five Years of Service. Notwithstanding the foregoing, an Option shall become fully (100%) exercisable immediately upon termination of the Participant's Continuous Service due to Disability, death or retirement as defined in paragraphs (f)(1)(a) and (b) of this Section 8.

                                    (b) Procedure  for  Exercise.  A Participant
                           may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company

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                           (contemporaneously  with  delivery of such notice) in
                           cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Chief Financial Officer of the Company at its executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise, and may consist of Shares subject to the
                           Option  being   exercised.   An  Option  may  not  be
                           exercised for a fractional Share.

                                    (c) Timing of  Exercise.  Any  election by a
                           Participant to exercise Options shall be made during the period beginning on the third business day following the release for publication of quarterly or annual financial information and ending on the 12th business day following such date. This condition shall be deemed to be satisfied when the specific financial data is first made publicly available.

                                    (d) Period of Exercisability.  Except to the
                           extent otherwise provided in the terms of this Plan or an Agreement, an Option may be exercised by a Participant only while he or she has maintained Continuous Service from the date of the grant of the Option, or within 30 days after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Participant's Continuous Service terminates by reason of -

     (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Bank and/or the Company (and, in the absence of any such agreement, shall mean termination because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order), then the Participant's rights to exercise such Option shall expire on the date of such termination;

     (2) Death, then to the extent that the Participant would have been entitled to exercise the Option upon his or her death, such Option of the deceased Participant may be exercised within two years from the date of his or her death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his or her estate or person or persons to whom his or her rights under such Option shall have passed by will or by laws of descent and distribution;

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     (3)  Disability,  then to the extent that the  Participant  would have been entitled to exercise the Option immediately prior to his or her Disability, such Option may be exercised within one year from the date of termination of employment due to Disability, but not later than the date on which the Option would otherwise expire;

     (4) Retirement, then in accordance with paragraph (f) of this Section 8.

                                    (e) Effect of the Committee's Decisions. The
                           Committee's determination as to whether a Participant's Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

                                    (f)     Retirement.

     (1) If an Associate or Director retires from the Company possessing ISOs and NQOs that were awarded after April 24, 2003 and that are not fully, one hundred percent (100%) vested at the time of such retirement, the unvested options awarded after April 24, 2003, shall immediately become one hundred percent (100%) vested upon retirement. In addition, such retiring Associate or Director may exercise those ISOs awarded after April 24, 2003 that became fully vested upon retirement within 90 days of the date of his retirement rather than the 30 days provided for in Section 8(d) above; and may exercise the NQOs awarded after April 24, 2003 that became fully vested upon retirement within one year of the date of his retirement rather than the 30 days provided for in Section 8(d) above (but not later than the date on which the Option would otherwise expire). For purposes of paragraph 8(f) "retires" means

                  (i) for an Associate of the Company, to leave the employment of the Company after the Associate completes five years of employment with the Company and attains age 55 under circumstances that would permit the Associate to continue to participate in the Company's group health plan until the Associate attains age 65 and becomes eligible to participate in the Medicare supplemental group health plan offered by the Company, as these plans now exist.

                  (ii) for a member of the Board of Directors of the Company, resigning as a director of the Company after the director has served as a member of the Board of Directors for a period of at least six consecutive years and has attained age 55.

     (2) As consideration for the accelerated vesting and extended exercise period of the options set forth in sub-paragraph 8(f)(1) above, the Associate must agree in writing that he or she will not compete with the Company anywhere within the State of Delaware and within an area that is fifty miles from the borders of the State of Delaware for a period of three years following the date on which the Associate exercises his or her last option. In the event that the Associate breaches the agreement to not compete with the Company, the Associate shall pay as liquidated damages to the Company all income the Associate has realized from the

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     exercise of any options that would have  otherwise  been  forfeited but for the provisions of this Paragraph 8(f). For purpose of this Paragraph 8(f), "compete with the Company" means to either directly or indirectly, own, manage, control, be employed by, participate in, or be connected in any manner with any business or entity which is a financial institution.


     9. SAR'S (Stock Appreciation Rights)

                                    (a)   Granting   of   SARs.   In  its   sole
                           discretion, the Committee may from time to time grant SARs either in conjunction with, or independently of, any Options granted under the Plan. An SAR granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the SAR to the extent of the number of Shares purchased upon the exercise of the Option and, correspondingly, the exercise of the SAR terminates the Option to the extent of the number of Shares with respect to which the SAR is exercised. Alternatively, an SAR granted in conjunction with an Option may be an additional right wherein both the SAR and the Option may be exercised. An SAR may not be granted in conjunction with an ISO under circumstances in which the exercise of the SAR affects the right to exercise the ISO or vice versa, unless the SAR, by its terms, meets all of the following requirements:

                    (1)  The SAR will expire no later than the ISO;

                    (2) The SAR may be for no more than the difference between the Exercise Price of the ISO and the Market Value per Share of the Shares subject to the ISO at the time the SAR is exercised;

                    (3)  The  SAR  is   transferable   only   when  the  ISO  is
                         transferable, and under the same conditions;

                    (4) The SAR may be exercised only when the ISO may be exercised; and

                    (5) The SAR may be exercised only when the Market Value of the Shares subject to the ISO exceeds the aggregate Exercise Price of the Shares subject to the ISO.

                                    (b) Exercise Price. The Exercise Price as to
                           any particular SAR shall not be less than the Market Value per Share of the Optioned Shares on the date of grant.

         (c) Exercise of SARs. The provisions of Paragraph 8(c) hereof regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of

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

exercisability of SARs. An SAR granted hereunder shall be exercisable at such times and under such conditions as shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant, provided that an SAR may not be exercised for a fractional Share. Upon exercise of an SAR, the Participant shall be entitled to receive, without payment to the Company except for applicable withholding taxes, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Agreement, a portion of) the then aggregate Market Value of the number of Optioned Shares with respect to which the Participant exercises the SAR, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by the Company, in the discretion of the Committee, in cash or in Shares valued at the then Market Value thereof, or any combination thereof.

         (d) Timing of Exercise. Any election by a Participant to exercise SARs shall be made during the period beginning on the third business day following the release for publication of quarterly or annual financial information and ending on the 12th business day following such date. This condition shall be deemed to be satisfied when the specified financial data is first made publicly available.

         (e) Procedure for Exercising SARs. To the extent not inconsistent herewith, the provisions of Paragraph 8(b) hereof as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising SARs.

     10. Phantom Stock Awards.

         Any Phantom Stock Awards that the Committee may grant shall be subject to the following terms and conditions, and to such other terms and conditions as are either applicable generally to Awards, or are prescribed by the Committee in an Agreement with the Participant.

                                    (a) Awards  Generally.  With respect to each
                           Phantom Stock Award, the Company shall establish an Account in the Participant's name, and shall credit that Account with the number of Shares specified in the Agreement effecting the Award.

                                    (b) Vesting  Restrictions.  At any time, the
                           Committee may at its discretion impose a restriction period for the Phantom Stock (the "Restriction Period"). The Restriction Period may differ among Participants and may have different expiration dates with respect to Shares covered by the Award. The Committee shall determine the restrictions applicable to the award of Phantom Stock, including, but not limited to, requirements of Continuous Service for a specified term, or the attainment of specific corporate, divisional or individual performance standards or goals, which restrictions may differ with respect to each Participant. The Agreement shall provide for forfeiture of Shares covered thereby if the specified restrictions are not met during the Restriction Period, and may provide for early termination of any

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

                           Restriction Period in the event of satisfaction of the specified restrictions prior to expiration of the Restriction Period.

                                    (c)  Acceleration of Vesting.  Phantom Stock
                           shall vest automatically to the Participant in the event of his or her death or Disability prior to the expiration of the Restriction Period or the satisfaction of the restrictions applicable to an award of Phantom Stock. Notwithstanding the Restriction Period and the restrictions imposed on the Phantom Stock, as set forth in any Agreement, the Committee may shorten the Restriction Period or waive any restrictions, if the Committee concludes that it is in the best interests of the Company to do so.

                                    (d) Payment of Awards.  Upon the  expiration
                           of the Restricted Period and the full vesting of shares in a Participant's account, the Participant may receive the fully vested portion of his or her Account, provided that the Participant has notified the Committee six months prior to the date such expiration of the Restriction Period and full vesting occur, that the Participant intends to withdraw the fully vested portion of his or her account. The Company shall make such payment in cash, and in a lump sum unless the Participant has elected, more than six months before first becoming vested in any portion of the Phantom Stock Award, to receive all or part of his or her vested Account - (i) in substantially equal annual installments over a period of up to five years, beginning with the year in which the Participant's Continuous Service ends, and/or
                           (ii) in unrestricted whole Shares, with cash paid in lieu of fractional shares, provided that the Committee shall at all times have the discretion to make payments in cash regardless of the Participant's election.

                                    (e)  Forfeiture  of  Stock.  Each  Agreement
                           shall provide for forfeiture of any Phantom Stock which is not vested in the Participant or for which the restrictions have not been satisfied during the Restriction Period.

     11. Change of Control.

         The provisions of any Award which provides for its exercise or vesting in installments shall immediately and permanently lapse on the date of a Change in Control. Consequently, all Options, SARs, and Phantom Stock Awards shall become immediately exercisable and fully vested on the date of the Change in Control. With respect to Options, at the time of a Change in Control, the Participant shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the Market Value of the Common Stock subject to such Option over the Exercise Price of such Shares, in exchange for the cancellation of such Options by the Participant.

     12. Effect of Changes in Common Stock Subject to the Plan.

                                    (a)  Recapitalizations:  Stock Splits,  Etc.
                           The number and kind of Shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Awards, and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

                                    (b) Transactions in which the Company is Not
                           the Surviving Entity. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Awards, together with the Exercise Prices thereof, shall be equitably adjusted for any change or exchange of Shares for a different number or kind of shares or other securities which results from the Transaction.

                                    (c) Special  Rule for ISOs.  Any  adjustment
                           made pursuant to subparagraphs (a) or (b)(1) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

                                    (d)  Conditions  and  Restrictions  on  New,
                           Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

                                    (e) Other  Issuances.  Except  as  expressly
                           provided in this Paragraph 12, the issuance by the Company or an Affiliate of Shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, shall not affect, and no adjustment shall be made with respect to, the number, class or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

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

                                    (f) Certain Special Dividends.  The Exercise
                           Price of Shares subject to outstanding Awards shall be proportionately adjusted upon the payment of a special large and nonrecurring dividend that has the effect of a return of capital to the stockholders.

     13. Non-Transferability of Awards.

                  Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Awards may transfer such Awards (but not ISOs) to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Awards so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant could have initially transferred the Awards pursuant to this Paragraph 13. Awards which are transferred pursuant to this Paragraph 13 shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

     14. Time of Granting Awards.

                  The date of grant of an Award shall, for all purposes, be the date on which the Committee makes the determination of granting such Award. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

     15. Effective Date.

         This Amended and Restated Plan shall become effective immediately upon its approval by a favorable vote of stockholders owning at least a majority of the total votes eligible to be cast at a duly called meeting of the Company's stockholders held in accordance with applicable laws. Any Awards made prior to approval of the Plan by the stockholders of the Company shall be contingent on such approval.

     16. Modification of Awards.

         At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him or her by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award.

     17. Amendment and Termination of the Plan.

         The Board may from time to time amend the terms of the Plan, and, with respect to any

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

Shares at the time not subject to Awards, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

     18. Conditions Upon Issuance of Shares.

                             (a) Compliance with Securities Laws. Shares of of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

                             (b) Special Circumstances. The  inability   of  the
                    Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option or SAR, the Company may require the person exercising the Option or SAR to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

                             (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

     19. Reservation of Shares.

         The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

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

     20. Withholding Tax.

         The Company's obligation to deliver cash or Shares upon vesting of Phantom Stock or upon exercise of Options and/or SARs shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. Each Participant may satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he or she already owns, having a value equal to the amount required to be withheld. The value of the Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

     21. No Employment or Other Rights.

         In no event shall an Associate's or Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Associate, Director, or any other party to continue service with the Company, the Bank or any Affiliate of such corporations. Except to the extent provided in Paragraphs 6(b) and 9(a) hereof, no Associate or Director shall have a right to be granted an Award or, having received an Award, the right to again be granted an Award. However, an Associate or Director who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

     22. Nonexclusivity of the Plan.

         Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

     23. Governing Law.

         The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent that federal law shall be deemed to apply.

     24. Plan Provisions Effective as of April 24, 2003.

         (a)      No  Future  Phantom  Stock  Awards.  Notwithstanding  anything
                  ----------------------------------
                  herein to the contrary, the Board or the Committee will make no future award of Phantom Stock under the Plan.

         (b)      No  Re-Pricing  of  Stock  Options.  Notwithstanding  anything
                  ----------------------------------
                  herein to the contrary, in no event shall the Board or the Committee amend the Plan or amend an Award under the Plan which allows the Exercise Price of any Option granted under the Plan to be reduced after the date of grant, except as otherwise permitted in accordance with Section 12 of the Plan, without stockholder approval of such action.

                                       16